Exhibit 10.12

兆豐國際商業銀行

Mega International Commercial Bank

Medium- and Long-Term Credit Facility Agreement

Serial Number: 075110800041

Customer Name: SemiLEDs Optoelectronics Co.,Ltd.

Medium- and Long-Term Credit Facility Agreement

This Credit Facility Agreement (hereinafter referred to as the “Agreement”) is entered into by Mega International Commercial Bank Co., Ltd. (hereinafter referred to as Party A)

and

SemiLEDs Optoelectronics Co.,Ltd. (hereinafter referred to as Party B)

along with Party B’sjoint guarantors (hereinafter referred to as Party C) for the Credit Facility (hereinafter referred to as “Facility”) applied to Party A by Party B in view of the need for paying to E.SUN BANK loan used to purchase plant and equipment by Party B. It is hereby agreed that all parties shall be governed by the following terms and conditions:

General Conditions

Chapter One  General Provisions

Article 1: Information and terms on types of credit

I.	Purpose of loan : for paying to E.SUN BANK loan used to purchasing plant and equipment by Party B.
II.	Loan facility: Total Sixty Two Million New Taiwan dollars only.
III.	Requirement of drawdown:

Up until the prior mortgage for the collateral under this Agreement granted the second rank of the maximum mortgage to Party A, a drawdown can be made upon presenting the Application for Utilization of the Credit Facility.

Party A shall pay the loan for the prior ranks of the right of mortgage.

IV.	Drawdown Period: from June 24, 2019 and end on December 23, 2019.
V.

Deadline and method for repayment: Borrowing Period: from (July 8,2019) and end on (July 8,2027). The payment for the first installment should be made one month after the expiry of the first drawdown date. The principal of the loan should be repaid by equal on a monthly basis in a total of 96 installments.

VI.

Calculation and payment of interests: Interest should be paid at Party A’s NTD base rate plus 0.64% on a monthly basis. Party A’s NTD base rate is (0.98% ) at the time of the signing of this Agreement. The interest rate will be adjusted subsequently as Party A’s NTD base rate changes, and interest will be calculated at the adjusted annual rate starting from the date of adjustment.

VII.

Calculation and payment of default penalty and late payment interest: If Party B fails to repay the principal(s) or pay interest on the due date, it shall pay, staring from the due dates thereof, a penalty calculated at 10% of the applicable interest rate for the first six months of delay, or 20% of the applicable interest rate for the period starting from the seventh month of delay. If Party B fails to repay the principal(s) in accordance with this Agreement, it shall pay, in addition to the penalty prescribed in the preceding paragraph, a late payment interest on the unpaid principal(s) at the rate of the sum of 1% per annum the applicable interest rate.

VIII.	Calculation and payment of default penalty for early payment: None
IX.	Commitment fee: None
X.	Other individually negotiated terms:
1.	Upon the maximum mortgage of One Hundred and Twenty Million New Taiwan dollars for the collateral under this Agreement set to Party A, a full insurance with Party A as beneficiary should be purchased.
2.	The prior ranks of the right of mortgage should be cancelled within five business days after disbursement to grant Party A, the first rank of the right of mortgage.
3.

Income from renting the collateral under this Agreement should be only deposited into Party B’s Reserve Account opened with Party A. Only the balance of deposits exceeding Two Million and Five Hundred Thousand New Taiwan dollars after deducting the principal and interest payable for the current month (including the accumulated outstanding amount) may be transferred outwards.

4.

A Letter of Commitment (or an Affidavit) should be given and undertaken by Party B that, during the loan period, it will not lease, sell or create any encumbrance on the real property as collateral under this Agreement to any third party without obtaining the prior consent of Party A.

5.

Party B undertakes to provide Party A with the unregistered buildings on the land of Lot No. 11, Section Southern Taiwan Science Park, Zhunan Township (about 514.72 Ping), license obtained from the Hsinchu Science Park Bureau, Ministry Of Science and Technology on March 28, 2016 and Party B as the builder) as collateral under a maximum-amount mortgage once the registration is going to be done.

6.

When a new leasing contract is added or renewed at the expiry of the current on the collateral under this Agreement, the latest leasing contract should be provided for Party A, and the rent brought from the new leasing contract should be only deposited into Party B’s Reserve Account opened at Party A.

7.	The interest rate of drawing amount in NTD under this Agreement should not be lower than the prevailing NTD base rate of loan posted by Party A.

Article 2: Party B may pay off foreign currency debts in foreign currency or New Taiwan dollar due to the credit business of this Agreement. When the currency is New Taiwan dollars, Party B agrees that the amount paid will be calculated at the prevailing spot foreign exchange selling rate posted by Party A on the debt maturity date or payment date. However, Party B should have Party A’s consent before making any early pre-payments.

Article 3: In the event that Party A finds it difficult to obtain funds or disburse the loan that it is likely Party A will be at a risk of violating the laws and regulations, the disbursement date and amount may be changed. However, the commitment fee shall be returned to Party B according to the proportion of the undisbursed amount where Party A has received the commitment fee and has not disbursed the loan.

Article 4: Any demand or notice arising from this Agreement sent by Party A to Party B and Party C, if sent to the address which was last notified by the recipient or its agent shall be deemed to have been duly served. However, where the recipient or its agent has moved from the said last-notified address, or there are other causes attributable to the recipient or its agent thereby making it impossible to effect service at its last-notified address, and the recipient or its agent did not give any prior notice to Party A, then the aforesaid demand or notice shall be deemed to have been served on the recipient after Party A has posted it to the address which was last notified by the recipient or its agent and the passage of the normal postal delivery time.

Article 5: Principal repayments, interest and other payments under this Agreement shall be taken place by Party B within Party A’s business hours at Party A’s place of business.

Article 6: Party B agrees that in the event that the interest rate for the facility hereunder is adjusted as the base rate changes (where the base rate is 2.625% per annum at the time of the signing of this Agreement), the base rate shall be immediately adjusted according to that adjusted by Party A. Party B further agrees that in the event of any adjustments after the signing of this Agreement, such adjustments shall be binding on Party B provided that they have been publicly announced by Party A at its place of business.

Chapter Two Provisions of Debt Preservation

Article 7: Party B shall not do any of the following acts without the prior written consent of Party A: change the nature of its business or re-incorporate its company; enter into, amend, or terminate any contract for lease of the company’s business in whole, or for entrusted business, or for regular joint operations with others; transfer the whole or any essential part of its business or assets; accept the transfer of another’s whole business or assets, which has great bearing on the business operations of the company.

Article 8: Party B shall be subject to the supervision of the purpose of the credit, the inspection of the business and finance and the examination and control of the collateral by Party A, and shall provide Party A with direct access to any relevant account books, financial statements (including the consolidated financial statements), vouchers and documents.  Party A may also, if necessary, require Party B to provide such credit checking materials or the financial statements audited by an account firm acceptable to Party A on a regular basis, and require such account firm to provide the working paper and deliver a copy of such financial statements to the Joint Credit Information Center by giving notice to Party A. In the event that Party A believes that any financial statements or any other documents submitted by Party B to Party A contain false information, Party B shall be deemed in breach upon notice from Party A. However, Party A is not obliged to make such supervision, inspection, examination, control or review. In the event that Party A believes that the financial structure of Party B needs to be improved, it may require Party B to effect such improvement.

Party B and Party C agree that Party A may provide Party B’s and Party C’s creditworthiness report issued by Party A, credit facility documents (including records of delay in payment, reminder letter and bad loan), the Party B’s and Party C’s financial documents, paper credit materials, individual credit materials, credit card (including IC card and magnetic stripe card) materials and the credit materials of credit card’s appointed stores, as well as any other documents related to the credit facility, to the Small and Medium Enterprise Credit Guarantee Fund (SMEG) or any organization appointed by the SMEG, for collection, computer processing, use and international transmission, and to the Joint Credit Information Center for filing. Party B and Party C agree that the Joint Credit Information Center may provide such materials and documents to any of its member agencies.

Article 9: When Party A holds the notes signed, guaranteed or endorsed by Party B or Party C for conducting credit extension business, Party B or Party C agree to bear full responsibility for any losses to Party A resulting from Party B’s or Party C’s chop being stolen without Party A’s knowledge, or Party B’s or Party C’s chop being forged, provided that Party A has exercised the duty of care. When Party A holds the IOUs, notes, letters of guarantee or other instruments of Party B or Party C for conducting credit extension business, if Party A proves that the borrowing item has been delivered to Party B, or the Letter of Guarantee has been issued to the beneficiary in accordance with the credit agreement, Party B and Party C shall not deny the existence of the credit obligation by indicating that the chop affixed on the above-mentioned instruments was stolen or forged.

If there is any agreement, amendment, modification or addition to the name, organization, constituent documents, responsible person, or any other matters which has great bearing on the business operations of the company, Party B and Party C shall inform and obtain approval from the Party A for those changes or cancellations of any chop specimen that is no longer effective but was furnished to the Party A earlier. Before notifying Party A of the changes, Party B and Party C shall take full responsibility and be liable for any transactions undertaken by Party A. Prior to obtaining the approval from Party A for those changes and cancellation of the chop specimen, the chop specimens of Party B and Party C originally provided to Party A remains in full force and are effective. Party B and Party C are responsible for any and all transactions with Party A arising from the chop on the chop specimen card on file with Party A. However, in case the chop on the chop specimen card on file with Party A is stolen or forged, for any and all losses or damages, the measures shall be taken in accordance with the provisions of the preceding paragraph.

Article 10: If, for any reason that cannot be attributed to Party A, any loss or damage that occurs to any IOUs, notes, negotiable instruments or any other debt certificates that are signed, endorsed, accepted, or guaranteed by Party B, or if a change, revision or alteration is made to any such debt certificates for which Party A cannot be held responsible, then, other than those account ledgers, vouchers, computer-produced documents and photocopies of transmitted records that Party B has proved to be inaccurate and corrected by Party A, Party B consents to the content and description within all such records. Party B further agrees to repay the various fees, charges, costs, expenses, penalties, principal and interest of the indebtedness on the maturity date.

Article 11: 1. If any of the following occurs with respect to the indebtedness owed by Party B to Party A, requiring neither a prior notice nor a demand with a reasonable cure period given by Party A, Party A in its discretion may then immediately reduce the credit line, or shorten the credit extension term or declare all principal and interest amounts immediately due and payable:

(1)	Any failure to repay the principal(s) in accordance with this Agreement;
(2)

Any filing for composition, bankruptcy or reorganization by the applicable law, or rejection and notification by the Bills Clearing House, ceasing of business operations, settlement of all indebtedness;

(3)	Any failure to provide collateral as previously agreed;
(4)	In the event of the death of an individual Party B, the heir or successor of Party B declares a limited inheritance or waives the rights to inherit;
(5)	Party B’s assets are confiscated as a result of a criminal case or investigation.
2.

If any of the following occurs with respect to the indebtedness owed by Party B to Party A, upon a prior notice or a demand with a reasonable cure period given by Party A, Party A at its discretion may then reduce the credit line or shorten the credit extension term or declare all principal and interest amounts immediately due and payable:

(1)	Any failure to make any interest payment for any indebtedness;
(2)	The collateral is attached, lost or destroyed, loses its value, or becomes insufficient to secure the creditor’s rights;
(3)	The Party B’s actual use of proceeds deviates from the use approved by Party A;
(4)	Any compulsory execution, provisional seizure, provisional injunction or precautionary measure resulting in Party A unable to be secured or repaid;

Article 12: Regardless of the term of repayment for any indebtedness by Party B and Party C to Party A, if Party B and Party C breach any of the provisions contained herein or elsewhere, Party A may debit any and all deposits of Party B and Party C with Party A or accelerate the repayment term of any and all indebtedness of Party A to Party B and Party C prior to its maturity date (except for any checking deposits which are not terminated). Party A may further set off those amounts against any and all indebtedness incurred by Party B and Party C to Party A.

Party B and Party C understand and agree that, if there is a breach of any provisions contained in any agreement or documents by and between Party B and Party C and Party A, and Party A then reduces the credit line, or shortens the credit extension term or declares all principal and interest amounts immediately due and payable. In the event that the checking deposit (account) is so terminated, Party A shall immediately return any and all balance in such checking deposit account and set it off against any and all indebtedness incurred by Party B and Party C to Party A.

The Party A’s set off set forth in the preceding paragraphs will become effective upon the act of debiting from the applicable accounts. Concurrently, any and all savings vouchers, passbooks, checks, or other vouchers issued by Party A to Party B and Party C will also be annulled to the extent of that set-off.

Article 13: If the repayment for several debts borne by Party B to Party A is not sufficient to cover the total indebtedness, the methods and order shall be applied in accordance with the provisions of the Civil Code. However, the default penalty shall be discharged in the order next to the expenses and before the interest.

Article 14: In the event that Party B and Party C are subject to a litigation due to failure to perform their obligations, the credit investigation expenses, storage cost, transportation cost, legal fees (to the extent of the amount paid to the attorney engaged by Party A if it is unable to litigate on its own) and any other necessary costs incurred by Party A in exercising or preserving its claims against Party B or Party C shall be borne by Party B and Party C, unless the court decides that there is no creditor's right against Party B and Party C.

Chapter Three Provisions of Collateral

Article 15: The collaterals provided by Party B and (or) collateral provider according to this Agreement, except for securing total indebtedness under this Agreement, also agree to secure borrowings (including loans, advances, acceptance, overdraft, discount, authorized guarantee, authorized acceptance bill, authorized commercial paper guarantee, issuance of letters of credit, export negotiation and all indebtedness and related advances arising from loans and others), principals and interests incurred on bills and guarantee obligations, default interests, penalties, enforcement expenses, insurance expenses advanced by the mortgagee, litigation expenses and indemnity for damages in connection with the non-performance of obligations by Party B and (or) the collateral provider from Party A at present (including debts incurred in the past and currently not yet repaid) and in the future, to the extent of the maximum amount set forth in the Mortgage or Pledge Agreement.

Article 16: (I) If the collateral is insurable, Party A shall be designated as the mortgagee, requesting the insurance company to insert a special mortgage clause in the insurance policy, and procuring appropriate insurance cover against fire risks or other risks as requested by Party A, and the insurance amount and conditions shall be agreed by Party A, at the insurance expense and other relevant expenses of Party B or collateral provider. Insurance policies and receipts insurance expenses should be kept by Party A. If Party B or collateral provider fails to initiate or renew any insurance coverage. This Agreement may be used as the Letter of Authorization by Party A to procure an insurance cover on behalf of the other Party. Party B shall then immediately reimburse Party A for the funds advanced to pay the insurance premium, otherwise Party A may deem and include the amount as an integral part of the amount owed by Party B and calculate the interest at the interest rate set forth on this Agreement. For the avoidance of doubt, Party A has the right, but not the obligation, to initiate the aforementioned insurance or pay the insurance premium. If the collaterals have been extinguished, regardless of any reasons, the insurance company may use to refuse or defer indemnity payment, Party A may set an appropriate period to request Party B to provide additional collaterals equivalent to the reduction in the amount approved by Party A. In the event of a failure to provide such collaterals within the aforesaid period, Party A may request Party B to repay the indebtedness immediately.

(II)

Party A shall have the joint security interest for the Facility in the collateral provided by Party B and Party C, regardless of when or the order in which it is provided, and this Agreement may be used to provide such security.

Article 17: If the collaterals are damaged, have been extinguished, or have depreciated in value for causes not attributable to both parties such as natural disaster, accident or third-party action, Party B shall immediately notify Party A. Party A may set an appropriate period to request Party B to provide additional collaterals equivalent to the reduction in the amount. In the event of a failure to provide such collaterals within the aforesaid period, Party A may request Party B to repay the indebtedness. If the thing pledged serves as collateral, Party A is released from the obligation to return the thing pledged or compensate for the damage.

Article 18: If goods serve as collateral, the taxes, warehouse rent, moving costs and other expenses payable shall be jointly borne by the provider and Party B. When Party A takes possession of the collaterals according to the law, Party A shall not be held liable for any mistakes in connection with the decision to move the collaterals, or any damages sustained from the non-movement of the collaterals, unless there is an event the liability for which is attributable to Party A.

Chapter Four Provisions of Joint Guarantor

Article 19: Party C agrees to be jointly and severally liable for all indebtedness borne by Party C according to this Agreement until all such obligations have been fully repaid. Party C agrees to the following:

(1)	Party A may request for indemnity to Party C instead of receiving satisfaction of a claim from the collaterals.
(2)	When Party C pays the debt in full for Party B and request Party A to transfer the real rights for security, Party C shall not object to any defects of the collaterals.

Article 20: Party C agrees that, if the indebtedness has not been repaid in full, if Party C pays the debt to Party A, within the required repayment period, the rights of Party C to claim and subrogate for reimbursement against Party B should be satisfied after the remainder of the creditor’s rights which Party A can claim against Party B, provided that the creditor’s rights have been guaranteed by Party C.

Article 21: Based on a tangible fact, if Party A may notify Party B of adding or replacing joint guarantors approved by Party A, Party B shall immediately take the aforesaid actions.

Chapter Five Other Provisions

Article 22: With respect to Party B’s and Party C’s obligations arising from this Agreement, the laws of the Republic of China shall govern the requisites, manner and effect in connection with the establishment of the legal acts of Party B and Party C.

Article 23: Party B and Party C agree that the Taiwan Miaoli District Court or the Taiwan Taipei District Court will be the court of first instance having jurisdiction over all actions arising from or in connection with the indebtedness owed by Party B and Party C to Party A, unless the law provides special provisions for exclusive jurisdiction.

Article 24: This Agreement terminates when, according to this Agreement and subsequent supplementary agreements, all principals, interests, default interests, penalties, processing fees, fees, insurance premiums and other obligations have been fully repaid by Party B to Party A, and when the conditions which should be fulfilled by both Party A and Party b have been fulfilled.

Article 25: Party B and Party C agree that in light of the business needs, Party A may entrust its business to any other organizations pursuant to the requirements of the competent authority, and may provide such entrusted organization with relevant materials, provided that such entrusted organization shall be bound by the relevant laws and regulations and the confidentiality obligation when processing through computer or use any materials of Party B and Party C.

Party B and Party C may consult with Party A with respect to the type of information to be disclosed to such entrusted organization as described in the previous paragraph and the name of such entrusted organization.

Article 26: If there is any modification, addition or deletion of the terms and conditions described in this Agreement, it shall be notified to the other party and agreed upon by both parties. If any matter is not provided herein, unless otherwise provided, it shall be agreed upon by both parties.

Article 27: This Agreement is executed in two original copies and one duplicate copy among which one original copy and one duplicate copy is to be held by Party A hereto and one original copy and no duplicate copy to be held by Party B and Party C.

Special Provisions:

Article 28: With respect to the debts guaranteed by Party C, if Party B does not perform its contractual obligations and Party A deems it necessary to allow Party B to defer or amortize the payment upon request by Party B, it shall notify Party C in writing, in which case, Party C agrees to continue to perform its guarantee obligations as to all the debts after the written notice of Party A is given or deemed given.

Article 29: In any of the following circumstances, Party A may reduce at any time the line of credit or shorten the term of the loan granted to Party B or deem such loan immediately due and payable without giving prior notice or reminder letter:

1.

Party B provides any untrue financial report or materials to Party A, resulting in the mistaken assessment by Party A, thus causing Party A to make mistakes in its assessment, or intentionally hide or misrepresent any facts in dealing with Party A, thus causing Party A to make mistakes;

2.	any permit or license used by Party A to authorize the purpose of any fund is suspended or revoked;
3.	any capital authorized by Party A is used in Mainland China.

Article 30: In any of the following circumstances, Party A may reduce at any time the line of credit or shorten the term of the loan granted to Party B or deem such loan immediate due and payable by giving a reasonable prior notice or reminder letter:

1.	any bills used by Party B or its person in charge is not honored and no registration is made;
2.	any bill provided by Party B for repayment is not accepted;
3.	Party B delays in payment of its debt owed to any financial institution;
4.	When a personal property is provided as collateral for the Facility, and Party A can take possession of collateral according to the Personal Property Mortgage Agreement;
5.	Party B puts any of its property under custody of a third party without the approval of Party A;
6.	Party B neglects to take out or renew any proper fire insurance (including the earthquake insurance) for the collateral;
7.	Party B is merged into or with any other company or is split or reduces its registered capital;
8.	Party B is in breach of any provisions of this Agreement.

Article 31: In the event that Party B and Party C allow Party A to put under custody or transfer any claims (including the creditor's rights guarantee) against Party B to a third party pursuant to the applicable regulations on securitization of financial assets, Party A may adopt the public announcement as set forth in such regulation in lieu of giving a transfer notice.

Article 32: Party B and Party C agree that Party A may, for the purpose of such transfer, provide the relevant creditor's rights documents to such transferee and debt value inspector, provided that Party A shall procure such persons to comply with the Bank Law, Computer processing protection law and any other applicable laws, and shall not disclose such information to any third party.

Article 33: Party B and Party C ☐ agree ☐ do not agree that any of personal basic information other than the name and address of Party B or Party C, accounting, credit, investment, or insurance documents held by or filed with Party A may be disclosed or referred to Mega Financial Holding Co., Ltd. and the following subsidiaries by Party A for the purpose of advertisement, marketing or provision of service, or interactively used with each other, provided that such holding company or subsidiary shall take all the necessary confidentiality measures to protect such documents:

Mega Securities Co. Ltd.

Chung Kuo Insurance Company

Mega Bills Finance Co. Ltd.

Mega Life Insurance Agency Co. Ltd.

Mega International Investment Trust Co., Ltd.

Mega Asset Management Co., Ltd.

Mega Venture Capital Co., Ltd.

Yung Shing Industries Co., Ltd.

Mega Futures Co., Ltd.

Mega International Securities Investment Consulting Co., Ltd.

Mega Card Co., Ltd.

Even if Party B and Party C accept this article, it can disagree at any time in the future by telephone, in writing or dealing in person with Party A, thereupon, Party A will notify Mega Financial Holding Co., Ltd. and the selected subsidiaries not to send any materials and exchange of the above Party B’s and Party C’s documents. However, if Party B and Party C explicitly express that only Mega Financial Holding Co., Ltd. and any subsidiaries thereof do not interactively use such information with each other, the expression of intent of Party B and Party C may apply.

Party B and Party C                                                                                     (signature)

Note 1:You do not have to sign or seal if you do not accept this article.

Note 2:	If “agree” is not selected or the signature filed is left blank, it is regarded as “do not agree.”
Note 3:

When any increase or decrease in the subsidiaries listed under this article as a result of an organizational change to Party A’s Financial Holding Co., Ltd., such information should be published on the Financial Holding Co., Ltd. and its subsidiaries.

Article 34: This Agreement is signed and sealed by Party B and Party C in person. Any future credit facility agreement between Party B and Party C and Party A affixed with any of the signature or seal of Party B and Party C will be valid.

Article 35: Party B and Party C agree that the third party having interest by law for the performance of obligations applies for assessment within the purpose and scope of compensation for Party B’s debts to Party A, Party A may provide the third party with information about the total amount of Party B’s debts to Party A, or the outstanding balance of principal, interest, default penalty, or expenses in the loan case depending on the type of debt.

Party B                                                                                                  (signature)

Party C                                                                                                  (signature)

Other negotiated terms:

Article 36: If the loan of this Agreement is a participating loan, Party B hereby declares that each co-borrower takes the responsibility of full payment for all liabilities under this Agreement.

Article 37: If Party C under this Agreement held the position of Director or Supervisor of Party B and left the position afterwards due to resignation or other legal considerations, without notification or claim by Party A, Party A may lower the line of credit or stop the drawdown by Party B. Party B shall inform Party A of the aforementioned circumstance. If the damage on Party A is caused by such violation, Party B shall be bound to compensate for any damage arising therefrom.

Article 38: Party C hereby declares that Party C performs its guarantee obligations under this Agreement in its private capacity. If Party C under this Agreement held the position of Director or Supervisor of Party B and left the position afterwards, Party C agrees to continue to perform its guarantee obligations under this Agreement in its private capacity.

Article 39: If Party C under this Agreement held the position of Director or Supervisor of Party B and left the position afterwards due to resignation or other legal considerations, Party C agrees to inform Party A of the aforementioned circumstance. If the damage on Party A is caused by such violation, Party C shall be bound to compensate for any damage arising therefrom.

Article 40: When Party A or Party B becomes aware that any personnel has accepted commissions, rebates, or other improper benefits, the party shall immediately notify the other party of such personnel's identity, the manner in which the provision, promise, request, or acceptance was made, and the monetary amount or other improper benefit that was provided, promised, requested, or accepted. The party shall also provide the other party with pertinent evidence and cooperate fully with the investigation. If there has been resultant damage to either party, the party may claim from the other party such damages.

Where Party A or Party B is discovered to be engaged in unethical conduct in its commercial activities, the other party may terminate or rescind this contract unconditionally at any time.

Article 41: If Party B is in any of the following circumstances, the bank may stop disbursement or terminate this Agreement to comply with applicable anti-money laundering and counter terrorism financing statutes.:

1.

Where Party B fails to comply with the bank’s regular reviews, refuses to provide information on the beneficial owner or the individual with controlling rights over Party B, refuses to explain the nature or purpose of the transaction or the source of funding;

2.

Where Party B is subject to economic sanctions or announced, identified or investigated by a foreign government, international anti-money laundering organization, or the Ministry of Justice in accordance with the “Counter-Terrorism Financing Act;”

Article 42: Party B and Party C hereby declares that she/he has thoroughly read and understood the above all terms and conditions within the reasonable period before signing the Agreement accordingly.

The undersigned:

Party A: Mega International Commercial Bank Co., Ltd.

Responsible person: Chairman Chao-Shun, Chang

Acting Chairman: Zhunan Science Park Branch Manager SuJen, Chen

Party B: SemiLEDs Optoelectronics Co.,Ltd.

Responsible person: Trung Tri Doan

Address: 1,3,4 F., No. 11, Kezhong Rd., Zhunan Township, Miaoli County 350, Taiwan (R.O.C.)

Business Administration Number: 12800800

July 5, 2019

	Signature and seal for identity verification	Verifying date	Verifying place	Verifying personnel
Party B